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EXHIBIT 5.1

[Paul Hastings, Janofsky & Walker LLP Letterhead]

April 18, 2002

Beazer Homes USA, Inc.
5775 Peachtree-Dunwoody Road
Suite B-200
Atlanta, Georgia 30342

Re:    Registration Statement on Form S-8

Ladies and Gentlemen

        This opinion is delivered in our capacity as counsel to Beazer Homes USA, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed registration by the Company of 10,000 shares of common stock, par value $.01 per share of the Company (the "Shares").

        In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (a) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, and (b) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company. We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder.

        Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized and that the Shares, when issued and delivered in the manner set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Interests of Named Experts and Counsel" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker

PAUL, HASTINGS, JANOFSKY & WALKER LLP

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  EXHIBIT 5.1